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As filed with the Securities and Exchange Commission on May 5, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The Toronto-Dominion Bank
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	13-5640479 (I.R.S. Employer Identification No., if applicable)
Toronto Dominion Bank Tower Toronto-Dominion Centre Toronto, Ontario M5K 1A2, Canada (416) 982-8222 (Address and telephone number of Registrant's principal executive offices)
Brendan O'Halloran The Toronto-Dominion Bank 31 West 52nd Street New York, New York 10019-6101 (212) 827-7000 (Name, address and telephone number of agent for service in the United States)

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

        If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.            ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.           ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.           ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.           ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.            ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	US$1,000,000,000(3)(4)	100%(2)	US$1,000,000,000	US$117,700(3)
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
The proposed maximum offering price per security will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum offering price for all securities of US$1,000,000,000.

(3)
This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant.

(4)
Or, if any debt securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of US$1,000,000,000 to the registrant or, if any debt securities are issued with an offering price payable in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to US$1,000,000,000 at the time of initial offering.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or under the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 5, 2005

U.S. $1,000,000,000

The Toronto-Dominion Bank

DEBT SECURITIES

        We may offer debt securities from time to time. This prospectus describes the general terms of these debt securities and the general manner in which we will offer the debt securities.

        The specific terms of any debt securities we offer will be included in one or more supplements to this prospectus. The prospectus supplement and/or terms supplement will also describe the specific manner in which we will offer the debt securities.

        This prospectus also relates to market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The debt securities will not be insured under the Canadian Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2005

EXCHANGE RATE DATA

        The following table sets forth: (i) the rates of exchange for Canadian dollars, expressed in U.S. dollars, in effect at the end of the periods indicated; (ii) the average exchange rates in effect on the last day of each month during such periods; (iii) the high rate of exchange in effect during such periods; and (iv) the low rate of exchange in effect during such periods, such rates (each an "Exchange Rate"), in each case, based on the noon rates of exchange for conversion of one Canadian dollar to U.S. dollars as reported by the Federal Reserve Bank of New York.

	Year Ended October 31		Month Ended January 31
	2004	2003	2005	2004
Rate at end period	0.8212	0.7575	0.8055	0.7545
Average rate for period	0.7588	0.6950	0.8155	0.7713
High for period	0.8224	0.7580	0.8370	0.7885
Low for period	0.7142	0.6281	0.8018	0.7480

The noon rate of exchange for one Canadian dollar to U.S. dollars as reported by the Federal Reserve Bank of New York on May 4, 2005 was Cdn.$1.00 = U.S.$0.7999.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, which we refer to as the SEC, using the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that can be offered. Each time we sell securities, we will provide prospective investors with one or more prospectus supplements and/or terms supplements that will contain specific information about the terms of the securities. The prospectus supplement and/or terms supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and/or terms supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement and/or terms supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. The terms "the Bank," "we," "us," and "our" refer to The Toronto-Dominion Bank and its subsidiaries including, in the applicable context, its branches or agencies outside Canada, as contemplated in this prospectus and the applicable prospectus supplement and/or terms supplement.

ii

SUMMARY

        We may offer debt securities from time to time in one or more series under an indenture. The following summary describes the debt securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement and/or terms supplement.

Debt Securities, Indenture and Form

        We will offer our debt securities to investors on terms determined by market and other conditions. Our debt securities may be sold for U.S. dollars or foreign currency. Principal of and any premium or interest on our debt securities may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement and/or terms supplement.

        Our debt securities will be unsecured and unsubordinated in priority of payment, unless otherwise specified in the applicable prospectus supplement and/or terms supplement. Our debt securities will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

        The debt securities will be issued under an indenture between us and The Bank of New York as trustee. The indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the material features of the indenture under the heading "Description of the Debt Securities." We encourage you to read the indenture, which is an exhibit to our registration statement No. 333-[            ].

        Unless a prospectus supplement and/or a terms supplement states otherwise, we will issue debt securities in fully registered form and generally in global form. We will issue certificates to evidence the beneficial interests of holders of the global notes only in limited circumstances.

Terms Specified in Prospectus Supplements and/or Terms Supplements

        When we decide to sell particular debt securities, we will prepare one or more prospectus supplements and/or terms supplements describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and any applicable prospectus supplement and/or terms supplement.

        In any prospectus supplement and/or terms supplement, we will specify the aggregate principal amount, the purchase price, the maturity, the redemption, the interest rate or the manner of calculating the interest rate, the time of payment of interest, if any, the listing, if any, on a securities exchange and any other specific terms of such debt securities. We will also provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States, may include TD Securities (USA) LLC, an indirect wholly-owned subsidiary of ours, and/or its affiliates.

Market-Making by Our Indirect Wholly-owned Subsidiary

        Following the initial distribution of an offering of securities, TD Securities (USA) LLC and/or its affiliates may offer and sell those securities in the course of its business as a broker-dealer. It may act as a principal or agent in these transactions and will use this prospectus and the applicable prospectus supplement and/or terms supplement in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and special reports with the SEC from time to time. You can obtain our SEC filings over the Internet at the SEC's website at http://www.sec.gov, but only the filings we specify below as being incorporated by reference are part of this prospectus. You may also read and copy the documents that we file with the SEC at its public reference facilities at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and/or our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        Our common shares, without par value, are listed on the New York Stock Exchange, Inc. and the Toronto Stock Exchange under the symbol "TD." You may inspect information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

        The SEC allows us to incorporate by reference information we file with it. This means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference some of our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that have been filed with the SEC:

  •
  Annual Report on Form 40-F for the fiscal year ended October 31, 2004; and

  •
  Reports on Form 6-K filed November 24, 2004, February 17, 2005, February 24, 2005 and March 2, 2005.

        We will also incorporate by reference all future annual reports on Form 40-F that we file with or furnish to the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities. In addition, we will incorporate by reference some future reports on Form 6-K (which may be filed after the date of the filing of this registration statement and before its effectiveness), but only to the extent indicated in those reports.

        You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference, at no cost, by writing or telephoning the Secretary of The Toronto-Dominion Bank, Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2 (telephone: (416) 308-6963).

FORWARD-LOOKING STATEMENTS

        This Prospectus, including those documents incorporated by reference, may contain forward-looking statements. All such statements are made pursuant to the "safe harbour" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding our objectives and targets and strategies to achieve them, the outlook for our business lines, and our anticipated financial performance. Forward-looking statements are typically identified by words such as "believe", "expect", "may" and "could". By their very nature, these statements are subject to inherent risks and uncertainties, general and specific, which may cause actual results to differ materially from the expectations expressed in the forward-looking statements. Some of the factors that could cause such differences include: the credit, market, liquidity, interest rate, operational and other risks discussed in the management discussion and analysis section in other regulatory filings made with the SEC, including any Annual Report of the Bank; general business and economic conditions in Canada, the United States and other countries in which we conduct business, as well as the effect of changes in monetary policy in those jurisdictions and changes in the foreign exchange rates for the currencies of those jurisdictions; the degree of competition in the markets in which we operate, both from established competitors and new entrants; legislative and regulatory developments; the accuracy and completeness of information we receive on customers and counterparties; the timely development and introduction of new products and services in receptive markets; our ability to execute our growth and acquisition strategies, including those of our subsidiaries; our ability to attract and retain key executives; reliance on third parties to provide components of our business infrastructure; technological changes; change in tax laws; unexpected judicial or regulatory proceedings; continued negative impact of the United States litigation environment; unexpected changes in consumer spending and saving habits; the possible impact on the Bank's businesses of international conflicts and terrorism; acts of God, such as earthquakes; and management's ability to anticipate and manage the risks associated with these factors and execute our strategies. The preceding list is not exhaustive of all possible factors. Other factors could also adversely affect our results. All such factors should be considered carefully when making decisions with respect to the Bank, and undue reliance should not be placed on our forward-looking statements. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

THE TORONTO-DOMINION BANK

General

        The Bank is a Canadian chartered bank subject to the provisions of the Bank Act (Canada) and was formed on February 1, 1955 through the amalgamation of The Bank of Toronto (established in 1855) and The Dominion Bank (established in 1869). The Bank and its subsidiaries are collectively known as TD Bank Financial Group. TD Bank Financial Group serves more than 14 million customers in four key businesses operating in a number of locations in key financial centers around the globe: Personal and Commercial Banking including TD Canada Trust; Wealth Management including the global operations of TD Waterhouse; Wholesale Banking, including TD Securities; and U.S. Retail and Commercial Banking through TD Banknorth. As of January 31, 2005, the Bank was the third largest Canadian bank in terms of market capitalization, with approximately $32 billion Canadian dollars of market capitalization.

        The Bank's head office and registered office are located in the Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2 (telephone: (416) 982-8222).

        The ownership by the Bank, either directly or through its subsidiaries, of the voting and non-voting securities of its principal subsidiaries is set out on pages 101 and 102 of the Annual Report. On March 1, 2005, the Bank became the majority shareholder of TD Banknorth Inc. (formerly, Banknorth Group, Inc.). The Bank issued approximately 44.3 million common shares of the Bank as partial consideration for the acquisition of its 51% interest in TD Banknorth Inc., and as a result, had approximately 704 million common shares outstanding as of March 1, 2005.

        Additional information regarding the Bank is incorporated by reference into this Prospectus. See "Where You Can Find More Information."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges of the Bank for the three month period ended January 31, 2005 and each of the years in the five-year period ended October 31, 2004 calculated in accordance with generally accepted accounting principles in Canada and the United States.

	Three months ended January 31, 2005	Twelve months ended October 31,
		2004	2003	2002	2001	2000
Canadian GAAP:
Excluding interest on deposits	2.62x	2.86x	1.77x	0.67x	1.52x	1.80x
Including interest on deposits	1.52x	1.55x	1.22x	0.91x	1.11x	1.12x
U.S. GAAP:
Excluding interest on deposits	2.45x	2.54x	1.87x	0.65x	1.57x	1.89x
Including interest on deposits	1.47x	1.46x	1.25x	0.90x	1.12x	1.13x

USE OF PROCEEDS

        Generally, we will use the net proceeds from the sale of the debt securities we describe in this prospectus for general corporate purposes. The applicable prospectus supplement and/or terms supplement will describe any other purposes for which the proceeds may be used.

        We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We do not expect to receive any proceeds from resales of the notes by TD Securities (USA) LLC or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

        We will disclose the discounts or commissions that we will pay any underwriters or other placement or selling agents and a reasonably itemized description of the major expenses incurred in connection with any sale and distribution of our debt securities in the applicable prospectus supplement and/or terms supplement.

CAPITALIZATION

Capitalization and Subordinated Notes

        The table below sets forth our consolidated capitalization as of January 31, 2005. This information should be read in conjunction with our unaudited consolidated financial statements for the three month period ended January 31, 2005, incorporated herein by reference.

January 31, 2005
(C$ millions)
Subordinated Indebtedness:
Subordinated notes, debentures and other debt(1)	5,660

Class A Preferred Shares:
16,065 Series I	—
16,383,935 Series J	410
14,000,000 Series M	350
8,000,000 Series N	200

Total Class A Preferred Shares	960

350,000 Liabilities for preferred shares issued by TD MIC: Series A	350

Capital Trust Securities:
900,000 TD Capital Trust Securities	900
350,000 TD Capital Trust Securities II(2)	350

Total Capital Trust Securities	1,250

Shareholders' Equity:
658,349,101 Common Shares	3,475
Contributed Surplus	24
Foreign currency translation adjustment	(212)
Retained Earnings	9,916

Total Shareholders' Equity	13,203

Total Capitalization	21,423

(1)
Canadian $750 million debentures due April 14, 2010 were redeemed at par on April 14, 2005.

(2)
Not included in The Toronto-Dominion Bank Consolidated Balance Sheet.

Share Capital

        In accordance with the Bank Act (Canada) (the "Bank Act") and the by-laws of the Bank, the authorized share capital of the Bank consists of an unlimited number of common shares without par value and an unlimited number of Class A first preferred shares without par value.

Common Shares

        The holders of the common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the Class A first preferred shares. A holder of common shares is entitled to one vote for each share held at all meetings of shareholders except meetings at which only holders of a specified class or series of shares are entitled to vote. In the event of the liquidation, dissolution or winding-up of the Bank, after payment of all outstanding debts and subject to the preference of any shares ranking senior to the common shares, the holders of common shares would be entitled to a pro rata distribution of the remaining assets of the Bank.

Class A First Preferred Shares

        The Class A first preferred shares may be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the board of directors of the Bank. The board shall determine by such resolution the designation of the shares of such series and the rights, privileges, restrictions and conditions attaching to such shares, including the designation thereof the rate or method of calculation of or amount of preferential dividends, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the date or dates and place or places of payment, the consideration for which the shares of any series are to be issued, conversion privileges, if any, the terms and conditions of any redemption or purchase of such shares, the terms and conditions of any purchase fund or sinking fund, voting rights, if any, and restrictions, if any, respecting the payment of dividends on or any repayment of capital in respect of any shares ranking junior to the Class A first preferred shares, rights of retraction (if any) vested in the holders thereof and constraints on the transfer of such shares.

        The Class A first preferred shares are entitled to preference over the common shares and any other shares of the Bank ranking junior to the Class A first preferred shares with respect to payment of dividends and distribution of assets of the Bank in the event of the liquidation, dissolution or winding-up of the Bank. The Class A first preferred shares of each series may also be given such other preferences over the common shares and any other shares ranking junior to the Class A first preferred shares as may be determined before the issue thereof as provided above.

Limitations Affecting Holders of Common Shares

        Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the common shares, unless the consent of the Superintendent of Financial Institutions (Canada) has been obtained. In addition, the Bank Act prohibits the payment to purchase or redeem any shares or the payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of certain capital adequacy and liquidity regulations of the Bank Act or directions of the Superintendent of Financial Institutions.

        The Bank Act also contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. By way of summary, no person, or persons acting jointly or in concert, shall be a major shareholder of a bank if the bank has equity of Cdn.$5 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate of shares of any class of voting shares owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of all of the outstanding shares of that class of voting shares; or (ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of all of the outstanding shares of that class of non-voting shares. No person, or persons acting jointly or in concert, shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives Ministerial approval. For purposes of the Bank Act a person has a significant interest in a class of shares of a bank where the aggregate of the shares of that class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person (as contemplated by the Bank Act) exceeds 10% of all of the outstanding shares of that class.

Amendments to the By-laws of the Bank

        Under the Bank Act, the rights of holders of the Bank's shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit a by-law, or an amendment to or a repeal of a by-law, to the shareholders of the Bank, in accordance with the procedures of the Bank Act and the by-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by a majority of not less than two thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

        The charter of the Bank is the Bank Act.

DIRECTORS OF THE BANK

Conflicts of Interest

        The Bank Act contains detailed provisions with regard to a director's power to vote on a proposal, arrangement or contract in which the director is materially interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the proposal, arrangement or contract giving rise to the conflict of interest is being considered, and voting with respect to the proposal, arrangement or contract giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See "Borrowing Powers".

Compensation

        The by-laws of the Bank have provisions with regard to remuneration of directors. The board of directors may from time to time by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may by resolution determine. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board or otherwise in the performance of their duties. Directors who are not officers or employees of the Bank may also be eligible to participate in stock incentive plans or other similar plans on the terms and conditions approved by the shareholders of the Bank.

Borrowing Powers

        The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank. In addition, the by-laws of the Bank may be amended, as described in "Share Capital — Amendment to the By-laws of the Bank", to vary the borrowing authority of directors in this regard.

SHAREHOLDER MEETINGS

        Under the Bank Act, the board of directors of the Bank shall call an annual meeting of shareholders of the Bank, which meeting must be held not later than six months after the end of each financial year, and in addition may at any time call a special meeting of shareholders of the Bank. Notice of the time and place of a meeting of shareholders of the Bank must be sent not less than 21 days or not more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director of the Bank, and to the auditors of the Bank. In addition, the Bank must, for so long as it has a class of shares publicly traded on a recognized stock exchange in Canada, give notice of the meeting for a prescribed period of time in a newspaper of general circulation in the place where the head office is situated and in each place in Canada where the Bank has a transfer agent or where a transfer of the Bank's shares may be recorded. The only persons entitled to attend a meeting of shareholders of the Bank are those entitled to vote at the meeting and such others who, although not entitled to vote, are entitled or required to attend under the Bank Act. Any other person may be admitted to attend a shareholder meeting of the Bank by the chairman of the meeting.

DESCRIPTION OF THE DEBT SECURITIES

        We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement and/or terms supplement. These descriptions are only summaries, and each investor should refer to the indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to provisions or defined terms of the indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

        We will issue the debt securities under an indenture between us and The Bank of New York, as Trustee. A copy of the indenture is filed as an exhibit to the registration statement. We may issue debt securities under the indenture from time to time in one or more series. The indenture does not limit the aggregate principal amount of the debt securities which we can issue under such indenture. We will authorize the aggregate amount from time to time for each series.

        Unless otherwise specified in the applicable prospectus supplement and/or terms supplement, the debt securities will be unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank's deposit liabilities, except for obligations preferred by mandatory provisions of law. The debt securities will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. In the case of the insolvency of the Bank, the Bank Act (Canada) provides that priorities among payments of deposit liabilities of the Bank (including payments in respect of the debt securities) and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities.

        We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities in each series may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the values of the applicable currency, security or basket of securities, commodity or index.

        The debt securities may bear interest at a floating rate or a fixed rate. A floating rate is determined by reference to an interest rate formula which may be adjusted by adding or subtracting the spread or multiplying the spread multiplier. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement and/or Terms Supplement

        The prospectus supplement and/or terms supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

  •
  the specific title;

  •
  aggregate principal amount, purchase price and denomination;

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  currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

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  date of maturity;

  •
  the interest rate or rates or the method by which the calculation agent (to be designated in the applicable prospectus supplement and/or terms supplement) will determine the interest rate or rates, if any;

  •
  the interest payment dates, if any;

  •
  the place or places for payment of the principal of and any premium and/or interest on or other amounts due under the debt securities;

  •
  any repayment, redemption, prepayment or sinking fund provisions, including any notice provisions;

  •
  whether we will issue the debt securities in global form and under what terms and conditions;

  •
  information as to the methods for determining the amount of principal or interest payable or other amounts payable on any date and/or the currencies, currency units, composite currencies, commodity prices, securities, baskets of securities, indices, baskets of indices, interest rates, swap rates, baskets of swap rates or any other factors or other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, to which the amount payable on that date is linked;

  •
  terms and conditions, if any, upon which the debt securities may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities (whether or not issued by us), instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  any applicable United States and Canadian federal income tax consequences, including, but not limited to:

  •
  whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

  •
  tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having original issue discount for United States federal income tax purposes; and

  •
  tax considerations applicable to any debt securities denominated and payable in foreign currencies;

  •
  any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

        We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special United States federal income tax and Canadian tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement and/or terms supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement and/or terms supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe certain United States federal income tax, Canadian tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the applicable prospectus supplement and/or terms supplement.

Registration and Transfer of Debt Securities

        Registered holders may present debt securities for exchange or registration of transfer. The debt securities will state and the applicable prospectus supplement and/or terms supplement will describe the manner, the places and applicable restrictions with respect to such exchange or transfer. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

        The procedures for transfer of interests in the debt securities in global form will depend upon the procedures of the depositary for such global securities. See "Forms of the Debt Securities."

Merger, Consolidation, Sale, Lease or Conveyance

        The indenture provides that we may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets, individually or in aggregate, to one or more persons, only if certain conditions including the following are met:

  •
  we will be the surviving entity; or

  •
  each successor entity, transferee or lessee that acquires all or substantially all of our assets, by itself or in aggregate with others, will be one or more direct or indirect affiliates which we control or which are under common control with us, or will expressly assume or guaranty, either individually or in aggregate, all of our obligations under the indenture and all of our obligations under the debt securities issued under the indenture; and

  •
  immediately after such merger, consolidation, sale, lease or conveyance, we, or any successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of the indenture applicable to us.

        Absence of Protections against All Potential Actions of the Bank.    There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets.

Events of Default

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions would trigger an event of default and which actions would not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

        An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as being:

  •
  default for 7 days in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

  •
  default for 30 days in payment of any interest on any debt securities of that series;

  •
  events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided in the applicable board resolution or in the supplemental indenture under which that series of debt securities is issued.

        Acceleration of Debt Securities Upon an Event of Default.    The indenture provides that:

  •
  if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Bank, may declare the principal of (or such other amount as may be specified) all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

  •
  if an event of default due to a default in the performance of any other of the covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to the Bank may declare the principal of (or such other amount as may be specified) all those debt securities and interest accrued thereon to be due and payable immediately.

        Annulment of Acceleration and Waiver of Defaults.    In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

        Indemnification of Trustee for Actions Taken on Your Behalf.    The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified to its satisfaction by the holders of debt securities before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        Limitation on Actions by You as an Individual Holder.    The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

  •
  the holder must have previously given written notice to the trustee of the continuing default;

  •
  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity satisfactory to it;

  •
  the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

        The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

        We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

        Discharge of Indenture.    We may discharge all of our obligations, other than as to transfers and exchanges, under the relevant indenture after we have:

  •
  paid or caused to be paid the principal of, interest on and any other amounts due under all of the outstanding debt securities in accordance with their terms;

  •
  delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

  •
  irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest and other amounts on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

        Defeasance of a Series of Securities at Any Time.    We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

        We may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 9.01 of the indenture which contains the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if, among other things:

  •
  we irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest and other amounts on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

  •
  such deposit will not cause the trustee to have any conflicting interest with respect to other securities of the Bank; and

  •
  we deliver to the relevant trustee an opinion of counsel to the effect that:

  •
  the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  such holders will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred; in the case of a defeasance (but not a covenant defeasance), this opinion must be based on a ruling of relevant tax authorities or a change in United States tax laws occurring after the date of this prospectus.

Modification of the Indenture

        Modification without Consent of Holders.    We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

  •
  secure any debt securities subject to the requirements of the Bank Act;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  add covenants for the protection of the holders of debt securities;

  •
  cure any ambiguity or correct any inconsistency;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence the acceptance of appointment by a successor trustee;

  •
  add to, change or eliminate provisions of the indenture that does not adversely affect the holders of debt securities in any material respect;

  •
  add to, change or eliminate provisions of the indenture with respect to a new series of debt securities; or

  •
  to increase the minimum denomination of debt securities of any series as may be permitted by the terms of such series.

        Modification with Consent of Holders.    We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each potentially affected holder to:

  •
  extend the stated maturity of any debt security;

  •
  reduce the principal amount;

  •
  reduce the rate or extend the time of payment of interest or other amounts due;

  •
  reduce any amount payable on redemption;

  •
  change the place or the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

  •
  modify or amend the provisions for conversion of any currency into another currency;

  •
  reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

  •
  modify or amend the provisions so as to adversely affect the terms or conditions upon which the debt securities are convertible into or exchangeable or exercisable for or payable in other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests;

  •
  impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture or for waiver of certain defaults.

FORMS OF THE DEBT SECURITIES

        Except as provided in an applicable prospectus supplement and/or terms supplement, each debt security will generally be represented by one or more global securities representing the entire issuance of securities. We will issue debt securities evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We will issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and/or terms supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        We anticipate that the following provisions will apply to all depositary arrangements. The applicable prospectus supplement and/or terms supplement will describe any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture (other than with respect to determining entitlement to additional amounts as described in any prospectus supplement). Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Definitive Securities

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.

        In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities.

        Furthermore, when an event of default has occurred and is continuing with respect to the debt securities, beneficial owners of the debt securities will not be entitled to have any portion of such debt securities registered in their name, will not receive or be entitled to receive physical delivery of the debt securities in certificated, definitive form and will not be considered the owners or holder of the global debt securities. Under such circumstances, we will cause the appropriate definitive notes to be delivered to such owners. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus in four ways: (1) through agents, (2) through underwriters, (3) through dealers and/or (4) directly to one or more purchasers. Any of these agents, underwriters or dealers may include our affiliates, including TD Securities (USA) LLC and/or its affiliates.

        We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement and/or terms supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement and/or terms supplement, on a firm commitment basis.

        If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement and/or terms supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

        Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent, in each case, less other expenses attributable to issuance and distribution.

        If so indicated in the applicable prospectus supplement and/or terms supplement, one or more firms, including TD Securities (USA) LLC and/or its affiliates, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement and/or terms supplement.

        Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement and/or terms supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the applicable prospectus supplement and/or terms supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement and/or terms supplement, and the applicable prospectus supplement and/or terms supplement will state the commission payable for solicitation of these offers.

        This prospectus may be used by TD Securities (USA) LLC and/or its affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, TD Securities (USA) LLC and/or its affiliates may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of the resale or at related or negotiated prices. In these transactions, TD Securities

(USA) LLC and/or its affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which TD Securities (USA) LLC and/or its affiliates does act as principal. TD Securities (USA) LLC and/or its affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ours may also engage in transactions of this kind and may use this prospectus for this purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that TD Securities (USA) LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent informs you in your confirmation of sale that your security is being purchased on its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In this prospectus, the terms "this offering" means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

        To the extent an initial offering of the securities will be distributed by an affiliate of the Bank, including TD Securities (USA) LLC and/or its affiliates, each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice. Neither the agent nor any dealer utilized in the initial offering of the securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        In the event that any NASD member participates in a public offering of these securities the underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LEGAL MATTERS

        McCarthy Tétrault LLP will pass upon legal matters relating to the debt securities with respect to Canadian law for the Bank and Simpson Thacher & Bartlett LLP will pass upon certain legal matters relating to the debt securities with respect to U.S. law.

EXPERTS

        The audited consolidated financial statements included in our annual report on Form 40-F for our financial year ended October 31, 2004 are incorporated by reference in this prospectus. The audited consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F as at October 31, 2004 and 2003 and for each of the years in the three-year period ended October 31, 2004 have been so incorporated in reliance on the report of Ernst & Young LLP and PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting.

ERISA MATTERS

        The Bank and some of our affiliates, including TD Securities (USA) LLC, our indirect wholly-owned subsidiary, and/or its affiliates, may each be considered a "party in interest" within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA or the Code may arise, for example, if the debt securities are acquired or held by or with the assets of an employee benefit plan with respect to which the Bank or any of its affiliates is a service provider, unless those notes are acquired and held pursuant to an exemption for transactions effected on behalf of one of these plans, if and to the extent such an exemption is applicable. The assets of a pension or other employee benefit plan may include assets held in the general accounts of an insurance company that are deemed to be "plan assets" under ERISA. You may not acquire any debt securities using the assets of an employee benefit plan unless an exemption or exception from the prohibited transaction rules applies to the acquisition and holding of such security. Any insurance company or other employee benefit plan (including for these purposes, without limitation, individual retirement arrangements subject to Section 4975 of the Code), or any person investing the assets of (or deemed for purposes of ERISA or Section 4975 of the Code to be assets of) an employee benefit plan, proposing to invest in the debt securities should consult with its legal counsel.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR
SERVICE OF PROCESS IN THE UNITED STATES

        We are incorporated under the laws of Canada pursuant to the Bank Act. Most of our directors and executive officers and certain experts named in this prospectus are residents of Canada, and all or a substantial portion of the assets of these persons and a substantial portion of our assets are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon these persons, or to realize in the United States upon judgments rendered against us or these persons by the courts of the United States predicated upon civil liabilities under the federal securities laws of the United States. There is substantial doubt as to the enforceability in Canada against us or any of our directors and executive officers or experts named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments rendered by United States courts, of liabilities predicated solely on the federal securities laws of the United States. We have appointed Brendan O'Halloran, The Toronto-Dominion Bank, 31 West 52nd Street, New York, New York 10019-6101, as our agent in the United States upon which service of process against us may be made in any action based on this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification of Directors and Officers

        The By-laws of the Registrant provide that subject to the limitations contained in the Bank Act Canada (the "Bank Act"), but without limit to the right of the Registrant to indemnify any person under the Bank Act or otherwise, the Registrant shall indemnify a director or officer or a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Registrant or such body corporate if: (i) such person acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable ground for believing that such person's conduct was lawful. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

        Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Number
1.1	*	Form of Distribution Agreement
4.1		Form of Indenture
5.1		Opinion of McCarthy Tétrault LLP
5.2		Opinion of Simpson Thacher & Bartlett LLP
12.1		Statement re: Computation of Ratios
23.1		Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)
23.2		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)
23.3		Joint Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP
24.1		Powers of Attorney (included on the signature page of the registration statement)
25.1		Statement of Eligibility of Trustee

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

Item 10. Undertakings

(a)
The undersigned Registrant hereby undertakes the following:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II-1

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

    Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference.

(b)
The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public polity as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, country of Canada, on this 5th day of May, 2005.

The Toronto-Dominion Bank
By:	/s/ CHRISTOPHER A. MONTAGUE Name: Christopher A. Montague Title: Executive Vice President and General Counsel

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher A. Montague or, failing him, Peter J. Aust his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the securities of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them deem appropriate in respect of the securities of the Registrant, to any and all amendments, including post-effective amendments, to this Registration Statement, and to any and all instruments and documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. EDMUND CLARK W. Edmund Clark	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2005
/s/ DANIEL A. MARINANGELI Daniel A. Marinangeli	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 5, 2005
/s/ DAMIAN J. MCNAMEE Damian J. McNamee	Senior Vice President and Chief Accountant (Principal Account Officer)	May 5, 2005
/s/ JOHN M. THOMPSON John M. Thompson	Chairman of the Board	May 5, 2005

/s/ WILLIAM E. BENNETT William E. Bennett	Director	May 5, 2005
/s/ HUGH J. BOLTON Hugh J. Bolton	Director	May 5, 2005
/s/ JOHN L. BRAGG John L. Bragg	Director	May 5, 2005
/s/ MARSHALL A. COHEN Marshall A. Cohen	Director	May 5, 2005
/s/ WENDY K. DOBSON Wendy K. Dobson	Director	May 5, 2005
/s/ DARREN ENTWISTLE Darren Entwistle	Director	May 5, 2005
/s/ DONNA M. HAYES Donna M. Hayes	Director	May 5, 2005
/s/ HENRY H. KETCHAM Henry H. Ketcham	Director	May 5, 2005
/s/ PIERRE H. LESSARD Pierre H. Lessard	Director	May 5, 2005
/s/ HAROLD H. MACKAY Harold H. MacKay	Director	May 5, 2005
/s/ BRIAN F. MACNEILL Brian F. MacNeill	Director	May 5, 2005
/s/ ROGER PHILLIPS Roger Phillips	Director	May 5, 2005

/s/ WILBUR J. PREZZANO Wilbur J. Prezzano	Director	May 5, 2005
/s/ HELEN K. SINCLAIR Helen K. Sinclair	Director	May 5, 2005
/s/ DONALD R. SOBEY Donald R. Sobey	Director	May 5, 2005
/s/ MICHAEL D. SOPKO Michael D. Sopko	Director	May 5, 2005
/s/ BRENDAN O'HALLORAN Brendan O'Halloran	Authorized Representative in the United States	May 5, 2005

EXHIBIT INDEX

Exhibit Number
1.1*	Form of Distribution Agreement
4.1	Form of Indenture
5.1	Opinion of McCarthy Tétrault LLP
5.2	Opinion of Simpson Thacher & Bartlett LLP
12.1	Statement re: Computation of Ratios
23.1	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)
23.3	Joint Consent of Ernst & Young LLP and PricewaterhouseCoopers LLP
24.1	Powers of Attorney (included on the signature page of the registration statement)
25.1	Statement of Eligibility of Trustee

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

E-1

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CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
EXCHANGE RATE DATA
ABOUT THIS PROSPECTUS
SUMMARY
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
THE TORONTO-DOMINION BANK
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
DIRECTORS OF THE BANK
SHAREHOLDER MEETINGS
DESCRIPTION OF THE DEBT SECURITIES
FORMS OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ERISA MATTERS
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWERS OF ATTORNEY
EXHIBIT INDEX